EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Chris Hepler (412) 225 - 3717

MSA Safety Announces Fourth Quarter Results
Record quarterly revenue driven by acquisitions and strong growth in industrial PPE

PITTSBURGH, February 17, 2022 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported financial results for the fourth quarter and year ended December 31, 2021.

Quarterly Highlights

•Quarterly revenues were a record at $410 million, increasing 6% from a year ago. Core product revenue increased 9% from a year ago.

•GAAP operating loss was $89 million, compared to operating income of $22 million in the same period a year ago. Adjusted operating income was $80 million or 19.5% of sales, compared to $70 million or 18.0% of sales in the same period a year ago.

•GAAP net loss was $61 million or $1.57 per diluted share, compared to net income of
$15 million or $0.38 per diluted share in the same period a year ago. Adjusted earnings were $66 million or $1.67 per diluted share, compared to $52 million or $1.33 per diluted share in the same period a year ago.

•GAAP operating and net loss includes a pre-tax charge of $160 million associated with an increase to MSA LLC’s cumulative trauma product liability reserve, compared to a pre-tax charge of $34 million in the same period a year ago. The increase in the reserve was driven by an increase in claims activity and reflects the estimated liability through 2074.

•Operating cash flow was $69 million. MSA deployed $13 million for capital expenditures,
$16 million for debt repayments and funded $17 million of dividends to shareholders.

Annual Highlights

•Revenue finished at $1.40 billion, increasing 4% from a year ago. Core product revenue increased 9% from a year ago.

•GAAP operating income was $23 million, compared to $172 million in the same period a year ago. Adjusted operating income was $241 million or 17.2% of sales, compared to $248 million or 18.4% of sales in the same period a year ago.

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•GAAP earnings were $21 million or $0.54 per diluted share, compared to $124 million or $3.15 per diluted share in the same period a year ago. Adjusted earnings were $185 million or $4.68 per diluted share, compared to $181 million or $4.60 per diluted share in the same period a year ago.

•GAAP operating income and earnings includes a pre-tax charge of $185 million associated with an increase to MSA LLC’s cumulative trauma product liability reserve, compared to a pre-tax charge of $39 million in the same period a year ago. The increase in the reserve was driven by an increase in claims activity and reflects the estimated liability through 2074.

•Operating cash flow was $199 million. MSA deployed $392 million for strategic acquisitions,
$44 million for capital expenditures and funded $69 million of dividends to shareholders. Net leverage was 1.6x adjusted EBITDA at December 31, 2021.

Comments from Management

"Our team’s disciplined execution enabled MSA to finish out a challenging year with very strong performance," commented Nish Vartanian, MSA Chairman, President and CEO. “While we reported record revenues, incoming order trends were also strong throughout the quarter, reflecting momentum across our end markets and driving our book-to-bill ratio above 1x. Robust demand and record backlog levels at year end positions us well going into 2022.”

Mr. Vartanian continued, “We achieved 150 basis points of adjusted operating margin expansion in the quarter, driven by improved gross margin from price realization and productivity programs. We remain focused on driving further improvements in profitability heading into 2022.”

MSA deployed more than $500 million of capital in the year on strategic acquisitions, capital expenditure projects and shareholder dividends. “I’m pleased with the progress we are making with our recent acquisitions. The integration of Bacharach and Bristol Uniforms are on track, and each transaction has successfully expanded our reach into attractive markets. Our balance sheet remains strong and we will continue to maintain a balanced capital allocation strategy focused on growing our business and returning value to shareholders.”

“Despite the ongoing supply chain challenges and economic uncertainties, I remain confident in our ability to drive value for our stakeholders. We continue to invest in and launch innovative
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safety solutions for our customers, and our employees remain highly engaged. We exited 2021 with record backlog levels, a strong balance sheet, and a focus on executing our long-term growth strategy that has driven significant value for our stakeholders” Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net sales	$410,268	$388,248	$1,400,182	$1,348,223
Cost of products sold	232,144	226,087	784,834	752,731
Gross profit	178,124	162,161	615,348	595,492

Selling, general and administrative	86,523	76,268	332,862	290,334
Research and development	15,643	16,545	57,793	58,268
Restructuring charges	4,194	8,906	16,433	27,381
Currency exchange losses, net	575	4,757	216	8,578
Product liability and other operating expense	160,029	34,158	185,264	39,036
Operating (loss) income	(88,840)	21,527	22,780	171,895

Interest expense	2,911	1,525	10,758	9,432
Other income, net	(2,810)	(1,308)	(11,582)	(5,684)
Total other expense (income), net	101	217	(824)	3,748

(Loss) income before income taxes	(88,941)	21,310	23,604	168,147
(Benefit) provision for income taxes	(27,465)	6,139	1,816	43,009
Net (loss) income	(61,476)	15,171	21,788	125,138
Net income attributable to noncontrolling interests	—	(393)	(448)	(1,061)
Net (loss) income attributable to MSA Safety Incorporated	$(61,476)	$14,778	$21,340	$124,077

Earnings (loss) per share attributable to MSA Safety Incorporated common shareholders:
Basic	$(1.57)	$0.39	$0.54	$3.19
Diluted	$(1.57)	$0.38	$0.54	$3.15

Basic shares outstanding	39,236	38,981	39,173	38,885
Diluted shares outstanding	39,236	39,335	39,449	39,286

During the fourth quarter of 2021, the company voluntarily changed its method of accounting for certain domestic inventory previously valued by the LIFO method to the FIFO method. The effects of the change in accounting principle from LIFO to FIFO have been retrospectively applied to all periods presented in the financial tables of this press release.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$140,895	$160,672
Trade receivables, net	254,187	252,283
Inventories	280,617	244,966
Notes receivable, insurance companies	3,914	3,796
Other current assets	113,191	139,708
Total current assets	792,804	801,425

Property, plant and equipment, net	207,793	189,620
Prepaid pension cost	163,283	97,545
Goodwill	636,858	443,272
Intangible assets, net	306,948	161,051
Notes receivable, insurance companies, noncurrent	44,626	48,540
Insurance receivable, noncurrent	121,609	85,077
Other noncurrent assets	122,475	93,101
Total assets	$2,396,396	$1,919,631

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$—	$20,000
Accounts payable	106,780	86,854
Other current liabilities	223,826	203,691
Total current liabilities	330,606	310,545

Long-term debt, net	597,651	287,157
Pensions and other employee benefits	189,973	208,068
Deferred tax liabilities	33,337	20,760
Product liability and other noncurrent liabilities	410,441	245,907
Total shareholders' equity	834,388	847,194
Total liabilities and shareholders' equity	$2,396,396	$1,919,631

During the fourth quarter of 2021, the company voluntarily changed its method of accounting for certain domestic inventory previously valued by the LIFO method to the FIFO method. The effects of the change in accounting principle from LIFO to FIFO have been retrospectively applied to all periods presented in the financial tables of this press release.

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net (loss) income	$(61,476)	$15,171	$21,788	$125,138
Depreciation and amortization	14,047	10,390	50,317	39,674
Product liability expense	160,029	34,158	185,264	39,036
Change in working capital and other operating	(43,598)	36,681	(58,224)	2,707
Cash flow from operating activities	69,002	96,400	199,145	206,555

Capital expenditures	(12,874)	(16,207)	(43,837)	(48,905)
Acquisition, net of cash acquired	—	—	(392,437)	—
Change in short-term investments	25	(4,981)	26,087	(24,318)
Property disposals and other investing	(37)	120	(5,286)	454
Cash flow used in investing activities	(12,886)	(21,068)	(415,473)	(72,769)

Change in debt	(15,683)	(39,000)	293,176	(44,000)
Cash dividends paid	(17,264)	(16,767)	(68,586)	(66,578)
Other financing	3,441	5,381	(20,665)	(15,951)
Cash flow (used in) from financing activities	(29,506)	(50,386)	203,925	(126,529)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,016)	2,902	(7,193)	1,234

Increase (decrease) in cash, cash equivalents and restricted cash	$23,594	$27,848	$(19,596)	$8,491

During the fourth quarter of 2021, the company voluntarily changed its method of accounting for certain domestic inventory previously valued by the LIFO method to the FIFO method. The effects of the change in accounting principle from LIFO to FIFO have been retrospectively applied to all periods presented in the financial tables of this press release.

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended December 31, 2021
Sales to external customers	$252,945	$157,323	$—	$410,268
Operating loss				(88,840)
Operating margin %				(21.7)%
Restructuring charges				4,194
Currency exchange losses, net				575
Product liability expense				160,029
Acquisition related costs (a)				3,993
Adjusted operating income (loss)	60,334	31,297	(11,680)	79,951
Adjusted operating margin %	23.9%	19.9%		19.5%
Depreciation and amortization (b)				11,702
Adjusted EBITDA	68,488	34,714	(11,549)	91,653
Adjusted EBITDA %	27.1%	22.1%		22.3%

Three Months Ended December 31, 2020
Sales to external customers	$244,518	$143,730	$—	$388,248
Operating income				21,527
Operating margin %				5.5%
Restructuring charges				8,906
Currency exchange losses, net				4,757
Product liability expense				34,158
Acquisition related costs (a)				515
Adjusted operating income (loss)	53,558	25,304	(8,999)	$69,863
Adjusted operating margin %	21.9%	17.6%		18.0%
Depreciation and amortization (b)				10,390
Adjusted EBITDA	60,686	28,468	(8,901)	80,253
Adjusted EBITDA %	24.8%	19.8%		20.7%

During the fourth quarter of 2021, the company voluntarily changed its method of accounting for certain domestic inventory previously valued by the LIFO method to the FIFO method. The effects of the change in accounting principle from LIFO to FIFO have been retrospectively applied to all periods presented in the financial tables of this press release.

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

(b) Excludes acquisition related amortization, which is included in acquisition related costs above.
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The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense and strategic transaction costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Twelve Months Ended December 31, 2021
Sales to external customers	$908,068	$492,114	$—	$1,400,182
Operating income				22,780
Operating margin %				1.6%
Restructuring charges				16,433
Currency exchange losses, net				216
Product liability expense				185,264
Acquisition related costs (a)				15,884
Adjusted operating income (loss)	202,496	73,279	(35,198)	240,577
Adjusted operating margin %	22.3%	14.9%		17.2%
Depreciation and amortization (b)				45,417
Adjusted EBITDA	233,732	86,997	(34,735)	285,994
Adjusted EBITDA %	25.7%	17.7%		20.4%

Twelve Months Ended December 31, 2020
Sales to external customers	$874,305	$473,918	$—	$1,348,223
Operating income				171,895
Operating margin %				12.7%
Restructuring charges				27,381
Currency exchange losses, net				8,578
Product liability expense				39,036
Acquisition related costs (a)				717
COVID-19 related costs				757
Adjusted operating income (loss)	205,304	71,140	(28,080)	248,364
Adjusted operating margin %	23.5%	15.0%		18.4%
Depreciation and amortization (b)				39,674
Adjusted EBITDA	232,066	83,661	(27,689)	288,038
Adjusted EBITDA %	26.5%	17.7%		21.4%

During the fourth quarter of 2021, the company voluntarily changed its method of accounting for certain domestic inventory previously valued by the LIFO method to the FIFO method. The effects of the change in accounting principle from LIFO to FIFO have been retrospectively applied to all periods presented in the financial tables of this press release.

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

(b) Excludes acquisition related amortization, which is included in acquisition related costs above.
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The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, strategic transaction costs and COVID-19 related costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended December 31, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel*	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(8)%	37%	17%	10%	15%	11%	9%	(16)%	6%
Plus: Currency translation effects	—%	(2)%	2%	1%	1%	1%	1%	1%	—%
Constant currency sales change	(8)%	35%	19%	11%	16%	12%	10%	(15)%	6%
Less: Acquisitions	—%	32%	—%	—%	20%	—%	9%	—%	7%
Organic constant currency sales change	(8)%	3%	19%	11%	(4)%	12%	1%	(15)%	(1)%

	Twelve Months Ended December 31, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel*	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(2)%	26%	14%	14%	4%	14%	9%	(24)%	4%
Plus: Currency translation effects	(1)%	(3)%	—%	(1)%	(1)%	(2)%	(2)%	(1)%	(1)%
Constant currency sales change	(3)%	23%	14%	13%	3%	12%	7%	(25)%	3%
Less: Acquisitions	—%	20%	—%	—%	11%	—%	5%	—%	5%
Organic constant currency sales change	(3)%	3%	14%	13%	(8)%	12%	2%	(25)%	(2)%
*Firefighter Helmets and Protective Apparel and Fixed Gas and Flame Detection include the impact of the Bristol and Bacharach     acquisitions completed on January 25, 2021 and July 1, 2021, respectively.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended December 31, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(10)%	(1)%	15%	18%	34%	13%	8%	(27)%	4%
Plus: Currency translation effects	—%	—%	2%	1%	—%	2%	—%	1%	—%
Constant currency sales change	(10)%	(1)%	17%	19%	34%	15%	8%	(26)%	4%
Less: Acquisitions	—%	—%	—%	—%	33%	—%	6%	—%	6%
Organic constant currency sales change	(10)%	(1)%	17%	19%	1%	15%	2%	(26)%	(2)%

	Twelve Months Ended December 31,2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(2)%	3%	18%	21%	15%	19%	9%	(31)%	4%
Plus: Currency translation effects	1%	—%	1%	—%	—%	—%	—%	—%	—%
Constant currency sales change	(1)%	3%	19%	21%	15%	19%	9%	(31)%	4%
Less: Acquisitions	—%	—%	—%	—%	18%	—%	3%	—%	3%
Organic constant currency sales change	(1)%	3%	19%	21%	(3)%	19%	6%	(31)%	1%
*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended December 31, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel*	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(5)%	173%	23%	(2)%	(5)%	8%	11%	(2)%	9%
Plus: Currency translation effects	1%	(1)%	1%	—%	3%	1%	2%	3%	2%
Constant currency sales change	(4)%	172%	24%	(2)%	(2)%	9%	13%	1%	11%
Less: Acquisitions	—%	153%	—%	—%	8%	—%	14%	—%	12%
Organic constant currency sales change	(4)%	19%	24%	(2)%	(10)%	9%	(1)%	1%	(1)%

	Twelve Months Ended December 31, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel*	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(3)%	134%	3%	2%	(9)%	8%	7%	(13)%	4%
Plus: Currency translation effects	(3)%	(13)%	(5)%	(4)%	(2)%	(5)%	(4)%	(4)%	(4)%
Constant currency sales change	(6)%	121%	(2)%	(2)%	(11)%	3%	3%	(17)%	—%
Less: Acquisitions	—%	114%	—%	—%	4%	—%	9%	—%	8%
Organic constant currency sales change	(6)%	7%	(2)%	(2)%	(15)%	3%	(6)%	(17)%	(8)%
*Firefighter Helmets and Protective Apparel and Fixed Gas and Flame Detection include the impact of the Bristol and Bacharach acquisitions completed on January 25, 2021 and July 1, 2021, respectively.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended December 31, 2021
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel*	35%	(1)%	172%
Industrial Head Protection	19%	17%	24%
Fixed Gas and Flame Detection*	16%	34%	(2)%
Fall Protection	12%	15%	9%
Portable Gas Detection	11%	19%	(2)%
Breathing Apparatus	(8)%	(10)%	(4)%
Core Sales	10%	8%	13%

Non-Core Sales	(15)%	(26)%	1%

Net Sales	6%	4%	11%
Net Sales excluding Acquisitions	(1)%	(2)%	(1)%

	Twelve Months Ended December 31, 2021
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel*	23%	3%	121%
Industrial Head Protection	14%	19%	(2)%
Fixed Gas and Flame Detection*	3%	15%	(11)%
Fall Protection	12%	19%	3%
Portable Gas Detection	13%	21%	(2)%
Breathing Apparatus	(3)%	(1)%	(6)%
Core Sales	7%	9%	3%

Non-Core Sales	(25)%	(31)%	(17)%

Net Sales	3%	4%	—%
Net Sales excluding Acquisitions	(2)%	1%	(8)%
*Firefighter Helmets and Protective Apparel and Fixed Gas and Flame Detection include the impact of the Bristol and Bacharach     acquisitions completed on January 25, 2021 and July 1, 2021, respectively.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Net (loss) income attributable to MSA Safety Incorporated	$(61,476)	$14,778		$21,340	$124,077

Product liability expense	160,029	34,158		185,264	39,036
Restructuring charges	4,194	8,906		16,433	27,381
Acquisition related costs (a)	3,993	515		15,884	717
Currency exchange losses, net	575	4,757		216	8,578
Asset related losses and other	365	47		788	993
Income tax expense on adjustments	(41,676)	(10,863)		(55,180)	(20,176)
Adjusted earnings	$66,004	$52,298	26%	$184,745	$180,606	2%

Adjusted earnings per diluted share	$1.67	$1.33	26%	$4.68	$4.60	2%

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended December 31,
2021
Operating income	$22,780
Depreciation and amortization (a)	45,417
Product liability expense	185,264
Restructuring charges	16,433
Currency exchange losses, net	216
Acquisition related costs (b)	15,884
Adjusted EBITDA	$285,994

Total end-of-period debt	597,651

Debt to adjusted EBITDA	2.1

Total end-of-period debt	597,651
Total end-of-period cash and cash equivalents	140,895
Net debt	$456,756

Net debt to adjusted EBITDA	1.6

(a) Excludes acquisition related amortization, which is included in acquisition related costs above.

(b) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the Consolidated Statements of Income.

Management believes that Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the company’s liquidity and balance sheet strength. There can be no assurances that that MSA's definition of Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA is consistent with that of other companies.

About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2021 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 19, 2021. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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